UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019 (July 10, 2019)

Goldman Sachs Middle Market Lending

Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-55746	81-2506508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On July 10, 2019, Goldman Sachs Middle Market Lending Corp. (the “Company”) entered into a second amendment (the “Amendment”) to its senior secured revolving credit agreement among the Company, as borrower, the lenders party thereto, and SunTrust Bank (“SunTrust”), as administrative agent (as amended, supplemented or otherwise modified and in effect from time to time, the “Revolving Credit Facility”) to, among other things, increase the accordion feature, which would allow the Company, under certain circumstances, to increase its total borrowing capacity to a maximum of $900 million.

On July 10, 2019, immediately after the effectiveness of the Amendment, the Company also entered into (i) an agreement with SMBC (the “SMBC Joinder Agreement”), pursuant to which SMBC agreed to provide a $75 million commitment through the accordion feature in the Revolving Credit Facility and (ii) an agreement with SunTrust, Bank of America, N.A. (“BAML”) and HSBC Bank USA, N.A. (“HSBC”) (the “Increase Agreement”), pursuant to which each of SunTrust, BAML and HSBC agreed to increase its commitment from $50 million to $75 million through the accordion feature in the Revolving Credit Facility.

The SMBC Joinder Agreement and the Increase Agreement collectively increased the aggregate commitments under the Revolving Credit Facility from $650 million to $800 million.

The foregoing descriptions are only a summary of the material provisions of the Amendment, SMBC Joinder Agreement and Increase Agreement and are qualified in their entirety by reference to copies of the Amendment, SMBC Joinder Agreement and Increase Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-

Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Second Amendment to Senior Secured Revolving Credit Agreement, dated as of July 10, 2019, among the Company, as Borrower, the lenders party thereto and SunTrust Bank, as Administrative Agent and as Collateral Agent.

10.2	Joinder Agreement, dated as of July 10, 2019, by SMBC, as Assuming Lender, in favor of the Company, as Borrower, and SunTrust Bank, as Administrative Agent under the Revolving Credit Facility.

10.3	Increase Agreement, dated as of July 10, 2019, by SunTrust Bank, Bank of America, N.A. and HSBC Bank USA, N.A., each as an increasing lender, in favor of the Company, as Borrower, and SunTrust Bank, as Administrative Agent under the Revolving Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Middle Market Lending Corp.

Date: July 11, 2019	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Authorized Signatory